news	UNIT CORPORATION
7130 South Lewis Avenue, Suite 1000, Tulsa, Oklahoma 74136
Telephone 918 493-7700, Fax 918 493-7714

Contact:	Michael D. Earl
Vice President, Investor Relations
(918) 493-7700
www.unitcorp.com

For Immediate Release…
January 28, 2015

UNIT CORPORATION POSTS UPDATED PRESENTATION TO WEBSITE

Tulsa, Oklahoma . . . Unit Corporation (NYSE - UNT) announced today that it has posted an updated investor presentation to its corporate website. The presentation can be accessed at the following link: http://www.unitcorp.com/investor/reports.html

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Unit Corporation is a Tulsa-based, publicly held energy company engaged through its subsidiaries in oil and gas exploration, production, contract drilling and natural gas gathering and processing. Unit’s Common Stock is listed on the New York Stock Exchange under the symbol UNT. For more information about Unit Corporation, visit its website at http://www.unitcorp.com.